Exhibit 99.1

The ONE Group Hospitality, Inc. Reports Second Quarter 2019 Results

Domestic Same Store Sales Increases 6.4%

Increases 2019 Revenue Targets

New York, NY – August 8, 2019 – The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the second quarter ended June 30, 2019 and increased its 2019 revenue targets.

Highlights for the second quarter ended June 30, 2019 compared to the same period last year were as follows:

•	Total GAAP revenues increased 16.2% to $23.6 million from $20.3 million;
•	Domestic same store sales* for STK restaurants rose 6.4%;
•	GAAP net loss attributable to The ONE Group was $(322,000) or $(0.01) net loss per share which includes $589,000 of costs associated with the closing of the Company’s new credit facility and registration of shares issuable under the Company’s 2019 Equity Incentive Plan, compared to GAAP net income of $181,000 million or $0.01 net income per share. Eliminating those costs, net income would have been $207,000, or $0.01 net income per share; and
•	GAAP income from operations was $477,000 compared to $773,000;
•	Adjusted EBITDA** was $2.1 million compared to $2.5 million in the prior year.

*Same store sales or comparable store sales represents total US food and beverage sales at owned and managed units opened for at least a full 18-month period. This measure includes total revenues from our owned and managed STK locations. Revenues from locations where we do not directly control the event sales force (The W Hotel, Westwood, CA and our locations in Europe) are excluded from this measure.

**We define Adjusted EBITDA as net income (loss) before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses, stock-based compensation, results from discontinued operations and certain transactional costs. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Adjusted EBITDA to Net Income (loss) in this release.

Emanuel “Manny” Hilario, President and CEO of The ONE Group stated, "We were pleased to have delivered strong +6.4% growth in same store sales during the second quarter 2019 despite a robust year-ago comparison of +7.5%. This achievement is a testament to our unique ability to deliver VIBE dining into the entire STK restaurant experience and grow our market share within the upscale dining segment. From a profitability standpoint, we had anticipated headwinds to Adjusted EBITDA during the second quarter of 2019 as we were lapping a strong 70% growth in Adjusted EBITDA in the prior year. Additionally we experienced normal operational inefficiencies at our new restaurants despite strong initial sales for Nashville, lower incremental flow through at STK Midtown due to nearby construction, which caused the closure of our patio in June, and higher food costs, specifically large shrimp, versus the prior year. Still, as our performance to date has largely met our internal projections, we remain confident that we can achieve our 2019 financial targets.”

Mr. Hilario continued, “On the top-line, we continue to drive sales through our elevated food program, national happy hour program, event business, and social-media driven marketing, but we are also managing profitability by controlling our restaurant level operating and corporate expenses and gaining efficiencies at newer restaurants as they mature. From a development standpoint, we have prioritized capital-light development and are on track to open two to four additional STK restaurants and one to two additional Food and Beverage venues this year. These projects should enable us to generate strong free cash flow over time.”

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Second Quarter 2019 Financial Results

Total GAAP Revenues increased 16.2% to $23.6 million in the second quarter of 2019 from $20.3 million in the same period last year. The increase was primarily driven by growth in comparable store sales coupled with new store openings in San Diego and Nashville. Domestic comparable sales at STK restaurants increased 6.4% lapping the 7.5% increase from the prior year, which is indicative of the continued strong performance of the STK brand.

Total owned restaurant net revenues increased 21.2% to $18.8 million in the second quarter of 2019 compared to $15.5 million in the second quarter of 2018. The increase was due to the growth in comparable store sales coupled with the opening of STK San Diego in July 2018 and STK Nashville in March 2019.

Management, license and incentive fee revenues were essentially flat at $2.7 million in the second quarter of 2019 and 2018. There was an increase in revenue as a result of the launch of the licensed STK Dubai Downtown in July 2018, STK Mexico City in August 2018, and STK Doha in January 2019, offset by negative currency effects of a weaker British Pound and Euro related to our managed and license locations in the United Kingdom and Italy.

GAAP net loss attributable to The ONE Group Hospitality, Inc. in the second quarter of 2019 was $(322,000) or $(0.01) loss per share compared to GAAP net income of $181,000 or $0.01 net income per share in the second quarter of 2018.

Adjusted EBITDA** was $2.1 million in the second quarter of 2019 compared to $2.5 million in the second quarter of 2018.

Development Update

We opened two locations in the first quarter of 2019, both of which were on time and on budget. For the remainder of 2019, we expect to open two to four additional STK restaurants, as well as one to two new Food and Beverage venues.

Opened – 2019

Location	Type	Opening Date
STK Doha	International Licensed	January 2019
STK Nashville	Domestic Company-Owned	March 2019

Key Strategic Initiatives

We continue executing our four key strategic initiatives, which we believe are positioning The One Group for sustained long-term growth. (Comparisons below are to prior year periods.)

1.	Driving Same Store Sales
•	We continue to report robust same store sales growth
o	Q1 2018: 7.3%
o	Q2 2018: 7.5%
o	Q3 2018: 6.9%
o	Q4 2018: 15.0%
o	FY 2018: 9.4%
o	Q1 2019: 8.6%
o	Q2 2019: 6.4%

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2.	Improving Restaurant Profitability
•	We have taken steps to streamline operations and run our restaurants more efficiently, including menu simplification, better labor scheduling, and reservation management.
•	Total owned restaurant expenses increased 340 basis points in the second quarter of 2019 to 90.0% of sales due to inefficiencies at our new restaurants and the loss of the patio at our Midtown STK in New York City. However, we expect operating margins at the new restaurants to improve as the restaurants mature and we are addressing sales opportunities at STK Midtown through new marketing strategies. We expect that our profitability will stabilize for the remainder of the year.
•	On a trailing 12 months basis, total owned restaurant expenses decreased 110 basis points to 86.7% of sales.

3.	Reducing G&A at the Corporate Level
•	We have achieved G&A leverage in part due to a reduction in headcount and better hiring practices across all key positions. Additionally, we consolidated our New York office to occupying half the space we previously used and moved several employees to our lower-cost Denver, Colorado office.
•	G&A declined 140 basis points to 11.5% of total revenue in the second quarter of 2019. On an adjusted basis, excluding stock-based compensation, G&A decreased 170 basis points to 9.5% of total revenue.
•	On a trailing 12 months basis, excluding stock-based compensation, adjusted G&A decreased 250 basis points to 10.3% of total revenues.
•	We expect to see continued leverage in adjusted G&A as a percent of total revenue, and expect this measure, excluding stock-based compensation, to be less than 10% of total revenues for 2019.

4.	Focusing on Growth Through License and Management Deals
•	We have a strong pipeline of capital light management and hospitality deals.
•	We expect there will be an additional two to four STK restaurant openings as well as one to two new Food and Beverage venues in the second half of 2019.

2019 Targets

We are updating the following targets for 2019:

•	Total GAAP revenues between $95 million and $97 million;
•	Same store sales growth of about 4% to 6%

We are reiterating the following targets for 2019:

•	Total food and beverage sales at all our owned and managed units of between $190 million and $200 million;
•	Total food and beverage costs of approximately 25% to 26%;
•	Adjusted EBITDA of $13 million, representing approximately 24% growth compared to our 2018 Adjusted EBITDA;
•	Total G&A excluding stock-based compensations of approximately $8 million or less than 10% of GAAP revenues;
•	Total capital expenditures, net of allowances received from landlords, of approximately $3 to $4 million; and,
•	Four to six STK restaurant openings as well as one to two new Food and Beverage venues.

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Long-Term Growth Targets

We are reiterating the following long-term growth targets:

•	Three to five licensed restaurant units and one to two food and beverage hospitality venues annually;
•	Same store sales growth of 2% to 3%;
•	Consistent Adjusted EBITDA growth of at least 20%; and,
•	Continued focus on our asset light model and disciplined G&A management, while benefitting from economies of scale and operating efficiencies.

We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we do not provide guidance for the various reconciling items. We are unable to provide guidance for these reconciling items because we cannot determine their probable significance, as certain items are outside of our control and cannot be reasonably predicted since these items could vary significantly from period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer and Tyler Loy, Chief Financial Officer will host a conference call and webcast to discuss second quarter 2019 financial results and 2019 financial targets today at 4:30 PM Eastern Time.

The conference call can be accessed live over the phone by dialing 1-631-891-4304. The replay will be available after the call and can be accessed by dialing 1-412-317-6671; the passcode is 10007220. The replay will be available until August 22, 2019.

The webcast can also be accessed from the Investor Relations tab of the Company’s website at www.togrp.com under “News / Events”.

September Investor Events

The company will participate in the following September investor events.

On Thursday, September 5, The ONE Group will hold investor meetings at the Gateway Conference in San Francisco, CA.

On Thursday, September 12, The ONE Group will hold investor meetings at Lake Street’s 3nd Annual Best Ideas Growth (BIG) Conference in New York City.

Institutional investors interested in participating in any of these investor events should contact their representative at the respective firm.

About The ONE Group

The ONE Group (NASDAQ: STKS) is a global hospitality company that develops and operates upscale, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brand is STK, a modern twist on the American steakhouse concept with locations in major metropolitan cities in the U.S., Europe and the Middle East. ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages and operates premier restaurants and turn-key food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com

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Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to, (1) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (2) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (3) in the case of our strategic review of operations, our ability to successfully improve performance and cost, realize the benefits of our marketing efforts, and achieve improved results as we focus on developing new management and license deals; (4) changes in applicable laws or regulations; (5) the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors; and (6) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed for the year ended December 31, 2018.

Investors are referred to the most recent reports filed with the SEC by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Investors:

ICR

Michelle Michalski, (646) 277-1224

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CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(Unaudited, in thousands, except earnings per share and related share information)

The following table sets forth certain statements of operations data for the periods indicated (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2019	2018	2019	2018
Revenues:
Owned restaurant net revenues	$18,809	$15,520	$36,629	$30,596
Owned food, beverage and other net revenues	2,134	2,083	4,407	4,088
Total owned revenue	20,943	17,603	41,036	34,684
Management, license and incentive fee revenue	2,656	2,708	5,339	5,144
Total revenues	23,599	20,311	46,375	39,828
Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurant cost of sales	5,068	4,037	9,637	8,071
Owned restaurant operating expenses	11,856	9,399	22,771	18,777
Total owned restaurant expenses	16,924	13,436	32,408	26,848
Owned food, beverage and other expenses	2,225	2,025	4,484	3,714
Total owned operating expenses	19,149	15,461	36,892	30,562
General and administrative (including stock-based compensation of $456, $344, $637 and $668 for the three and six months ended June 30, 2019 and 2018 respectively)	2,704	2,615	5,354	5,670
Depreciation and amortization	1,004	901	1,946	1,679
Lease termination expense	141	90	141	90
Pre-opening expenses	63	671	545	881
Transaction costs	152	—	152	—
Equity in income of investee companies	—	(134)	—	(111)
Other income, net	(91)	(66)	(266)	(177)
Total costs and expenses	23,122	19,538	44,764	38,594
Operating income	477	773	1,611	1,234
Other expenses, net:
Interest expense, net of interest income	218	290	487	608
Loss on early debt extinguishment	437	—	437	—
Total other expenses, net	655	290	924	608
(Loss) income before provision for income taxes	(178)	483	687	626
(Benefit) provision for income taxes	(15)	169	81	194
Net (loss) income	(163)	314	606	432
Less: net income attributable to noncontrolling interest	159	133	74	20
Net (loss) income attributable to The ONE Group Hospitality, Inc.	$(322)	$181	$532	$412
Currency translation (loss) gain	(120)	141	(280)	66
Comprehensive (loss) income	$(442)	$322	$252	$478

Net (loss) income attributable to The ONE Group Hospitality, Inc. per share:
Basic net (loss) income per share	$(0.01)	$0.01	$0.02	$0.02
Diluted net (loss) income per share	$(0.01)	$0.01	$0.02	$0.01

Shares used in computing basic earnings per share	28,432,510	27,366,322	28,373,974	27,277,483
Shares used in computing diluted earnings per share	28,432,510	27,659,448	29,456,764	27,516,884

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CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(Unaudited, in thousands, except earnings per share and related share information)

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated:

	For the three months ended June 30,		For the six months ended June 30,
	2019	2018	2019	2018
Revenues:
Owned restaurant net revenues	79.7%	76.4%	79.0%	76.8%
Owned food, beverage and other net revenues	9.0%	10.3%	9.5%	10.3%
Total owned revenue	88.7%	86.7%	88.5%	87.1%
Management, license and incentive fee revenue	11.3%	13.3%	11.5%	12.9%
Total revenues	100.0%	100.0%	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurant cost of sales (1)	26.9%	26.0%	26.3%	26.4%
Owned restaurant operating expenses (1)	63.0%	60.6%	62.2%	61.4%
Total owned restaurant expenses (1)	90.0%	86.6%	88.5%	87.8%
Owned food, beverage and other expenses (2)	104.3%	97.2%	101.7%	90.9%
Total owned operating expenses (3)	91.4%	87.8%	89.9%	88.1%
General and administrative (including stock-based compensation of 1.9%, 1.7%, 1.4% and 1.7% for the three and six months ended June 30, 2019 and 2018 respectively)	11.5%	12.9%	11.5%	14.2%
Depreciation and amortization	4.3%	4.4%	4.2%	4.2%
Lease termination expense and asset write-offs	0.6%	0.4%	0.3%	0.2%
Pre-opening expenses	0.3%	3.3%	1.2%	2.2%
Transaction costs	0.6%	—%	0.3%	—%
Equity in income of investee companies	—%	(0.7)%	—%	(0.3)%
Other income, net	(0.4)%	(0.3)%	(0.6)%	(0.4)%
Total costs and expenses	98.0%	96.2%	96.5%	96.9%
Operating income	2.0%	3.8%	3.5%	3.1%
Other expenses, net:
Interest expense, net of interest income	0.9%	1.4%	1.1%	1.5%
Loss on early debt extinguishment	1.9%	—%	0.9%	—%
Total other expenses, net	2.8%	1.4%	2.0%	1.5%
(Loss) income before provision for income taxes	(0.8)%	2.4%	1.5%	1.6%
(Benefit) provision for income taxes	(0.1)%	0.8%	0.2%	0.5%
Net (loss) income	(0.7)%	1.5%	1.3%	1.1%
Less: net income attributable to noncontrolling interest	0.7%	0.7%	0.2%	0.1%
Net (loss) income attributable to The ONE Group Hospitality, Inc.	(1.4)%	0.9%	1.1%	1.0%

(1)	These expenses are being shown as a percentage of owned restaurant net revenues.
(2)	These expenses are being shown as a percentage of owned food, beverage and other net revenues.
(3)	These expenses are being shown as a percentage of total owned revenue.

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CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	(Unaudited),
	June 30,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$799	$1,592
Accounts receivable	6,567	7,029
Inventory	1,365	1,404
Other current assets	1,440	1,471
Due from related parties, net	343	45
Total current assets	10,514	11,541

Property and equipment, net	40,507	39,347
Operating lease right-of-use assets	39,367	—
Investments	2,684	2,684
Deferred tax assets, net	12	38
Other assets	338	349
Security deposits	2,038	2,020
Total assets	$95,460	$55,979

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,109	$5,408
Accrued expenses	5,343	8,093
Deferred license revenue	191	171
Deferred gift card revenue and other	650	947
Current portion of operating lease liabilities	2,201	—
Current portion of long-term debt	1,065	3,201
Total current liabilities	15,559	17,820

Deferred license revenue, long-term	999	1,008
Due to related parties, long-term	—	1,197
Operating lease liability, net of current portion	54,639	—
Deferred rent and tenant improvement allowances	—	16,774
Long-term debt, net of current portion	11,238	7,118
Total liabilities	82,435	43,917

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 28,520,530 and 28,313,017 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	—	—
Additional paid-in capital	44,180	43,543
Accumulated deficit	(28,190)	(28,722)
Accumulated other comprehensive loss	(2,590)	(2,310)
Total stockholders’ equity	13,403	12,514
Noncontrolling interests	(378)	(452)
Total equity	13,025	12,062
Total liabilities and equity	$95,460	$55,979

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Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units and adjusted EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. We believe that this measure also represents a useful internal measure of performance. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$18,809	$15,520	$36,629	$30,596
Owned food, beverage and other revenues (1)	2,134	2,083	4,407	4,088
Total owned revenue	20,943	17,603	41,036	34,684
Management, license and incentive revenue	2,656	2,708	5,339	5,144
GAAP Revenues	$23,599	$20,311	$46,375	$39,828

Food and beverage sales from management units	$26,497	$25,366	$51,631	$48,819

Total food and beverage sales at owned and managed units (1)	$47,441	$42,969	$92,667	$83,503

(1)	Components of Total Food & Beverage Sales at Owned and Managed Units

The following table presents the elements of the quarterly Same Store Sales measure for Fiscal 2017, Fiscal 2018, Q1 2019 and Q2 2019

	2017				2018				2019
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
US Owned STK Restaurants	-1.8%	1.2%	-0.9%	5.8%	8.7%	6.2%	7.7%	14.9%	10.4%	7.8%
US Managed STK Restaurants	8.3%	2.5%	6.5%	6.6%	4.9%	10.1%	5.4%	15.6%	5.0%	3.6%
US Total STK Restaurants	2.6%	1.7%	1.9%	6.0%	7.3%	7.5%	6.9%	15.0%	8.6%	6.4%

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Adjusted EBITDA. We define adjusted EBITDA as net loss before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, deferred rent, pre-opening expenses, non-recurring gains and losses, stock-based compensation, losses from discontinued operations and certain transactional costs. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

We believe that adjusted EBITDA is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business as well as evaluate the performance of our units. Adjusted EBITDA has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is included in this press release because it is a key metric used by management. Additionally, adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use adjusted EBITDA, alongside other GAAP measures such as net income (loss), to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2019	2018	2019	2018
Net (loss) income attributable to The ONE Group Hospitality, Inc.	$(322)	$181	$532	$412
Net income attributable to noncontrolling interest	159	133	74	20
Net (loss) income	(163)	314	606	432
Interest expense, net of interest income	218	290	487	608
(Benefit) provision for income taxes	(15)	169	81	194
Depreciation and amortization	1,004	901	1,946	1,679
EBITDA	1,044	1,674	3,120	2,913
Non-cash rent expense (1)	(2)	(69)	(91)	(89)
Pre-opening expenses	63	671	545	881
Lease termination expense (2)	141	90	141	90
Loss on debt extinguishment	437	—	437	—
Transaction costs (3)	152	—	152	—
Stock-based compensation	456	344	637	668
Adjusted EBITDA	2,291	2,710	4,941	4,463
Adjusted EBITDA attributable to noncontrolling interest	205	206	169	164
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$2,086	$2,504	$4,772	$4,299

(1) Non-cash rent expense is included in owned restaurant operating expenses and general and administrative expense on the statement of operations and comprehensive income.

(2) Lease termination expense are costs associated with closed, abandoned and disputed locations or leases.

(3) Transaction costs relate capital raising activities, most recently the Credit Agreement, and the preparation of the form S-8.

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The following tables presents a reconciliation of certain trailing-twelve months measures that have been presented in this release

Trailing-twelve Months as of June 30, 2019
	Fiscal 2018	Less: Q1, 2018	Less: Q2, 2018	Add: Q1, 2019	Add: Q2, 2019	Trailing -twelve Months
Revenues:
Owned restaurant net revenues	$65,896	$15,076	$15,520	$17,820	$18,809	$71,929
Owned food, beverage and other net revenues	8,137	2,005	2,083	2,273	2,134	8,456
Total owned revenue	74,033	17,081	17,603	20,093	20,943	80,385
Management, license and incentive fee revenue	11,568	2,436	2,708	2,683	2,656	11,763
Total revenues	85,601	19,517	20,311	22,776	23,599	92,148
Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurant cost of sales	17,220	4,034	4,037	4,569	5,068	18,786
Owned restaurant operating expenses	39,599	9,378	9,399	10,915	11,856	43,593
Total owned restaurant expenses	56,819	13,412	13,436	15,484	16,924	62,379
Owned food, beverage and other expenses	7,865	1,689	2,025	2,259	2,225	8,635
Total owned operating expenses	64,684	15,101	15,461	17,743	19,149	71,014
General and administrative (including stock-based compensation)	11,119	3,055	2,615	2,650	2,704	10,803
Stock-based compensation	1,313	324	344	181	456	1282
Adjusted General & Administrative	$9,806	$2,731	$2,271	$2,469	$2,248	$9,521

Total owned restaurant expenses as a % of total owned restaurant net revenue	86.2%	89.0%	86.6%	86.9%	90.0%	86.7%

Adjusted G&A as a % of total revenues	11.5%	14.0%	11.2%	10.8%	9.5%	10.3%

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Trailing-twelve Months as of June 30, 2018
	Fiscal 2017	Less: Q1, 2017	Less: Q2, 2017	Add: Q1, 2018	Add: Q2, 2018	Trailing -twelve Months
Revenues:
Owned restaurant net revenues	$58,654	$14,228	$14,683	$15,076	$15,520	$60,339
Owned food, beverage and other net revenues	10,227	3,885	2,431	2,005	2,083	7,999
Total owned revenue	68,881	18,113	17,114	17,081	17,603	68,338
Management, license and incentive fee revenue	10,779	2,314	2,785	2,436	2,708	10,824
Total revenues	79,660	20,427	19,899	19,517	20,311	79,162
Cost and expenses:
Owned operating expenses:
Owned restaurants:
Owned restaurant cost of sales	15,544	3,876	3,838	4,034	4,037	15,901
Owned restaurant operating expenses	37,076	9,369	9,408	9,378	9,399	37,076
Total owned restaurant expenses	52,620	13,245	13,246	13,412	13,436	52,977
Owned food, beverage and other expenses	9,400	2,937	2,315	1,689	2,025	7,862
Total owned operating expenses	62,020	16,182	15,561	15,101	15,461	60,839
General and administrative (including stock-based compensation)	11,893	2,921	3,291	3,055	2,615	11,351
Stock-based compensation	1,052	153	324	324	344	1,243
Adjusted General & Administrative	$10,841	$2,768	$2,967	$2,731	$2,271	$10,108

Total owned restaurant expenses as a % of total owned restaurant net revenue	89.7%	93.1%	90.2%	89.0%	86.6%	87.8%

Adjusted G&A as a % of total revenues	13.6%	13.6%	14.9%	14.0%	11.2%	12.8%

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